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                                   EXHIBIT 5

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February 9, 1996


Criticare Systems, Inc.
20925 Crossroads Circle
Waukesha, Wisconsin 53186

Gentlemen: Re: Registration Statement on Form S-3

     We have acted as counsel for Criticare Systems, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration of 150,000 shares (the "Shares") of its $.04 par value common stock at the request of C.C.R.I. Corporation ("CCRI"). The Shares are issuable to CCRI upon its exercise of a certain Warrant issued to it by the Company on September 21, 1995, provided certain vesting criteria set forth under the Warrant have been satisfied as to the portion of the Warrant then exercised.

     In such capacity we have examined, among other documents, the Restated Certificate of Incorporation of the Company, as amended, a certificate of good standing issued by the Secretary of State of the State of Delaware and the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission on or shortly after the date of this letter covering the sale by CCRI of the Shares. Based on the foregoing and such additional investigation as we have deemed necessary, it is our opinion that:

     1. The Company is a corporation existing in good standing under the laws of the State of Delaware.

     2. The Shares, when issued upon valid exercise of the Warrant and upon payment by CCRI of the exercise price therefor, will be legally issued, fully-paid and nonassessable, except as set forth in Wisconsin Statutes section 180.0622(2)(b) as interpreted.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement on Form S-3.

                                         REINHART, BOERNER, VAN DEUREN,
                                         NORRIS & RIESELBACH, s.c.

                                         BY      /s/ Robert E. Bellin
                                            -------------------------------
                                                    Robert E. Bellin